UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 3, 2016 (August 3, 2016)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia		22042-4513
(Address of Principal Executive Offices)		(Zip Code)

(703) 876-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On August 3, 2016, the board of directors of General Dynamics Corporation elected Peter A. Wall as a member of the board of directors, effective immediately. Mr. Wall has been appointed to serve on the Nominating and Corporate Governance Committee. There is no arrangement or understanding between Mr. Wall and any other person pursuant to which Mr. Wall was elected as a director. At this time, the company is not aware of any transactions with Mr. Wall that would require disclosure under Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Wall will receive the same compensation paid to other non-employee directors of the company as disclosed under the caption “Director Compensation” in the company’s proxy statement filed with the Securities and Exchange Commission on March 18, 2016.

A copy of the press release announcing the election of Mr. Wall is attached as Exhibit 99.1 to this Form 8-K and incorporated herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	General Dynamics press release dated August 3, 2016, announcing the election of Peter A. Wall to the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ Gregory S. Gallopoulos
Gregory S. Gallopoulos Senior Vice President, General Counsel and Secretary (Authorized Officer)

Dated: August 3, 2016